Exhibit 99.2

Notice of Waiver Solicitation Dated November 9, 2023

INVO BIOSCIENCE, INC.

COMMON STOCK PURCHASE WARRANT (CUSIP No. 44984F112)

The Waiver Solicitation, as defined below, will expire at 5:00 p.m., New York City time, on November 15, 2023, or such later time and date to which the Waiver Solicitation is extended (such time and date, the “Expiration Time”).

Reference is made to those certain Common Stock Purchase Warrant Waivers, the form of which is attached hereto as Appendix A. Once executed and delivered to the Warrant Agent, the Waivers may not be revoked.

INVO Bioscience, Inc., a Nevada corporation (the “Company”), is furnishing this Notice of Waiver Solicitation (as the same may be amended or supplemented from time to time, the “Notice”) and the accompanying form of waiver (the “Waiver Form” and, together with the Notice and other documents related to the Waiver Solicitation, as defined below, the “Waiver Documents”) to the record and beneficial holders (each, a “Holder” and, collectively, the “Holders”) at 5:00 p.m., New York City time, on November 8, 2023 (the “Record Date”) of its outstanding common stock purchase warrants issued August 8, 2023 (the “Warrants”), in connection with the solicitation (the “Waiver Solicitation”) of waivers (the “Waivers”) of the Holder’s right to exercise the Holder’s Fundamental Transaction Payment Option (as defined in the Warrants) upon consummation of a proposed merger pursuant to an Agreement and Plan of Merger, dated as of October 22, 2023 and as amended on October 25, 2023, by and among the Company, INVO Merger Sub Inc., a wholly owned subsidiary of the Company and a Delaware corporation (“Merger Sub”), and NAYA Biosciences, Inc., a Delaware corporation (“NAYA”) (such agreement, as may be modified, amended, restated and/or amended and restated from time to time pursuant to its terms, the “Merger Agreement”). All capitalized terms used herein but not defined in this Notice have the meanings ascribed to them in the Warrants.

The purpose of the Waiver Solicitation is to satisfy a condition to NAYA’s obligation to consummate the Merger that the Company obtain the Waivers from all Holders. Pursuant to each Warrant, if, at any time while the Warrant is outstanding, there is a Fundamental Transaction, the Company shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction (the “Fundamental Transaction Payment Option”).

Specifically, the Company is seeking for each Holder to waive its right to exercise the Holder’s Fundamental Transaction Payment Option with respect to the Merger upon consummation of the Merger. The Waiver will be effective if, and only if, the Merger is consummated in accordance with the terms of the Merger Agreement.

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Receipt of the Waivers is a condition to the consummation of the transactions contemplated by the Merger Agreement.

Only Holders of the Warrants as of the close of business on the Record Date, as reflected in the records of the Warrant Agent, are eligible to waive the Fundamental Transaction Payment Options. The Company will accept all properly completed, executed, and dated Waivers received by the Warrant Agent (as defined below) prior to the Expiration Time.

Regardless of the outcome of the Waiver Solicitation, the Warrants will continue to be outstanding. Other than as specifically set forth in the Waivers, the Waivers will not alter the Company’s obligations under the Warrants or the Holder’s rights under the Warrants, including the Fundamental Transaction Payment Option with respect to any Fundamental Transaction other than the Merger.

The Company has appointed Transfer Online, Inc., the warrant agent for the Warrants (the “Warrant Agent”) as tabulation agent for Waivers with respect to the Waiver Solicitation. The Warrant Agent does not make any recommendation as to whether or not Holders should deliver Waivers in response to the Waiver Solicitation.

IMPORTANT INFORMATION

Any Holder desiring to waive its Fundamental Transaction Payment Option with respect to the Merger should complete and sign the Waiver Form (including by PDF, Docusign, or other generally accepted electronic signature) in accordance with the instructions set forth in the Waiver Documents and mail or deliver such manually signed Waiver Form (or such .PDF, DocuSign or other generally accepted electronic signature) and any other documents required by the Waiver Documents to the Warrant Agent at the address set forth on the back cover of this Notice. Beneficial owners whose Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to waive their Fundamental Transaction Payment Option with respect to the Merger and instruct such nominee to deliver a Waiver Form on the beneficial owner’s behalf. See “Procedures for Delivering Waivers.”

The Depositary Trust Company participants (the “DTC Participants”) that hold the Warrants on behalf of beneficial owners of the Warrants through the Depositary Trust Company (“DTC”) are authorized to execute the Waivers as if they were Holders. To effect a Waiver, DTC Participants should follow the procedures set forth in “Procedures for Delivering Waivers.” Holders delivering Waiver Forms will not be obligated to pay fees, commissions, or other expenses of the Warrant Agent.

Requests for additional copies of the Waivers Documents and questions and requests for assistance relating to the Waiver Forms and/or Waivers may be directed to the Warrant Agent at the address and telephone number set forth on the back cover of this Notice. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, or other nominee to obtain additional copies of the Waiver Forms.

This Notice does not constitute a solicitation of Waivers in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or blue sky laws. The delivery of this Notice shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company, NAYA or any of their affiliates since the date hereof.

No person has been authorized to give any information or to make any representation not contained in this Notice, or incorporated by reference into this Notice, and, if given or made, such information or representation may not be relied upon as having been authorized by the Company or the Warrant Agent.

This Notice has not been approved or disapproved by the United States Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in the Waiver Documents. Any representation to the contrary is unlawful.

The Waiver Solicitation is made subject to the terms and conditions set forth in the Waiver Documents. No Waiver will be deemed to have been accepted unless and until such conditions have been satisfied or waived. See “Principal Terms of the Waiver Solicitation – Conditions to the Waiver Solicitation.” The Waiver Documents contain important information which should be read carefully before any decision is made with respect to the Waiver Solicitation.

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AVAILABLE INFORMATION

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. Such reports and other information (including the documents incorporated by reference into this Notice) may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. The Company’s filings with the SEC are also available at the Internet site http://www.sec.gov maintained by the SEC. Except as indicated below, information on this website is not and should not be considered part of this Notice and is not incorporated by reference into this Notice.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Company with the SEC are incorporated into this Notice by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2023; and

●	Current Reports on Form 8-K dated August 14, 2023, September 1, 2023, September 29, 2023, October 3, 2023, October 5, 2023, October 16, 2023, October 24, 2023, and October 26, 2023.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the expiration or termination of the Waiver Solicitation shall be deemed to be incorporated by reference into this Notice and to be a part hereof. Any statement contained in this Notice or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Notice to the extent that a statement contained herein or in any other subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes any such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Notice.

The Warrant Agent will provide without charge to each Holder to whom this Notice is delivered, upon the written or verbal request of such Holder, a copy of any and all documents incorporated by reference into this Notice, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Warrant Agent at its address and telephone number set forth on the back cover of this Notice.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Notice, any amendments, the reports incorporated by reference herein, and statements made from time to time by the Company and its representatives include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. When used herein, the words “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “could,” “will,” “should,” “may” and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed herein and those set forth in the Company’s securities filings, including the most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K, including, without limitation, those under the heading “Risk Factors” in such filings. The forward-looking statements in this Notice, and the information incorporated by reference herein, represent the Company’s views as of the date such statements are made. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date such statements are made.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date hereof. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect actual outcomes.

BACKGROUND OF THE WAIVER SOLICITATION

Proposed Merger with NAYA BioSciences

On October 22, 2023, the Company, Merger Sub Inc., and NAYA, entered into the Merger Agreement, and entered into an amendment to the Merger Agreement on October 25, 2023. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into NAYA, with NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the effective time and as a result of the Merger, each share of Class A common stock, par value $0.000001 per share, of NAYA (“NAYA common stock”) outstanding immediately prior to the effective time of the Merger, other than certain excluded shares held by NAYA as treasury stock or owned by the Company or Merger Sub, will be converted into the right to receive 7.33333 (subject to adjustment as set forth in the Merger Agreement) shares of a newly designated series of common stock, par value $0.0001 per share, of the Company which shall be entitled to ten (10) votes per each share (“Company Class B common stock”) for a total of approximately 18,150,000 shares of the Company (together with cash proceeds from the sale of fractional shares, the “Merger Consideration”).

Immediately following the effective time of the Merger, Dr. Daniel Teper, NAYA’s current Chairman and Chief Executive Officer, will be named Chairman and Chief Executive Officer of the Company, and the board of directors will be comprised of at least seven (7) directors, of which (i) one shall be Steven Shum, the Company’s current Chief Executive Officer, and (ii) six shall be identified by NAYA, of which four (4) shall be independent directors.

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The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the adoption of the Merger Agreement by the Company’s stockholders and NAYA’s stockholders, (2) the absence of any injunction or other order issued by a court of competent jurisdiction or applicable law or legal prohibition prohibiting or making illegal the consummation of the Merger, (3) the completion of due diligence, (4) the completion of an interim private offering of shares of Company common stock at a price that is a premium to the market price of the Company common stock in an estimated amount of $5,000,000 or more of gross proceeds, (5) the aggregate of the liabilities of the Company, excluding certain specified liabilities, shall not exceed $5,000,000, (6) the receipt of waivers from any and all holders of warrants (and any other similar instruments) to securities of the Company, with respect to any fundamental transaction rights such warrant holders may have under any such warrants, (7) the continued listing of the Company common stock on NASDAQ through the effective time of the Merger and the approval for listing on NASDAQ of the shares of the Company common stock to be issued in connection with the Merger, the interim private offering, and a private offering of shares of Company common stock at a target price of $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company common stock) resulting in sufficient cash available for the Company for one year of operations, as estimated by NAYA, (8) the effectiveness of a registration statement on Form S-4 to be filed by the Company pursuant to which the shares of Company common stock to be issued in connection with the Merger will be registered with the SEC, and the absence of any stop order suspending such effectiveness or proceeding for the purpose of suspending such effectiveness being pending before or threatened by the SEC, and (9) the Company shall have received customary lock-up Agreements from certain Company stockholders. The obligation of each party to consummate the Merger is also conditioned upon (1) the other party having performed in all material respects its obligations under the Merger Agreement and (2) the other party’s representations and warranties in the Merger Agreement being true and correct (subject to certain materiality qualifiers); provided, however, that these conditions, other than with respects to certain representations and warranties, will be deemed waived by the Company upon the closing of the interim private offering.

The Merger Agreement contains termination rights for each of the Company and NAYA, including, among others: (1) if the consummation of the Merger does not occur on or before December 31, 2023 (the “End Date”), except for any party whose material breach of the Merger Agreement caused or was the primary contributing factor that resulted in the failure of the Merger to be consummated on or before the End Date, (2) if any governmental authority has enacted any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, and (3) if the required vote of the stockholders of either the Company or NAYA has not been obtained. The Merger Agreement contains additional termination rights for NAYA, including, among others: (1) if the Company materially breaches its non-solicitation obligations or fails to take all action necessary to hold a stockholder meeting to approve the transactions contemplated by the Merger Agreement, (2) if the aggregate of the liabilities of the Company, excluding certain specified liabilities, exceed $5,000,000, (3) if NAYA determines that the due diligence contingency will not be satisfied by October 26, 2023, or (4) the Company material breaches any representation, warranty, covenant, or agreement such that the conditions to closing would not be satisfied and such breach is incapable of being cured, unless such breach is caused by NAYA’s failure to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the closing.

If all of NAYA’s conditions to closing are satisfied or waived and NAYA fails to consummate the Merger, NAYA would be required to pay the Company a termination fee of $1,000,000. If all of the Company’s conditions to closing are satisfied or waived and the Company fails to consummate the Merger, the Company would be required to pay NAYA a termination fee of $1,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K on October 26, 2023, and the amendment thereto, which is attached as Exhibit 2.2 to the Company’s Current Report on Form 8-K on October 26, 2023.

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The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, or NAYA. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or NAYA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or NAYA’s public disclosures.

PROPOSED WAIVER

The Company is soliciting the Waivers from the Holders of the Warrants. A copy of the Waiver Form is provided as Appendix A to this Notice. All statements herein regarding the substance of any provision of the Waivers, the Warrants, and the Merger Agreement are qualified in their entirety by reference to the Waivers, the Warrants, and the Merger Agreement. Copies of the form of the Warrant and the Merger Agreement are available upon request from the Warrant Agent at the address and telephone number set forth on the back cover of this Notice. We urge you to read the text of the Waiver in its entirety.

Generally, the Waiver operates to waive the Holder’s right to exercise the Holder’s Fundamental Transaction Payment Option (with respect to the Merger) upon consummation of the Merger if, and only if, the Merger is consummated in accordance with the terms of the Merger Agreement. This Waiver is only with respect to the Fundamental Transaction Payment Option that is triggered by the Merger, and this Waiver is only effective if the Merger is consummated.

A Fundamental Transaction is any transaction pursuant to which (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company.

The Fundamental Transaction Payment Option is an option whereby, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined in the Warrants) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.

The Waivers are sought in order to permit the Company to consummate the Merger and the related transactions contemplated by the Merger Agreement. See “Certain Significant Considerations” for a discussion of certain factors that should be considered in evaluating the consequences of the Waivers. Receipt of the Waivers is a condition to the consummation of the transactions contemplated by the Merger Agreement.

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CERTAIN SIGNIFICANT CONSIDERATIONS

The following considerations, in addition to the other information described elsewhere in this Notice, should be carefully considered by each Holder before deciding whether to execute the Waiver. Receipt of the Waivers is a condition to the consummation of the transactions contemplated by the Merger Agreement.

If the Waivers become effective, the Holders that have delivered their signed Form of Waiver pursuant to the terms hereof will not have the right to exercise such Holder’s Fundamental Transaction Payment Option with respect to the Merger upon consummation of the Merger. The Fundamental Transaction Payment Option is an option whereby, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined in the Warrants) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.

There can be no assurance that the liquidity, market value, and price volatility of the Warrants or the shares of common stock of the Company issuable upon exercise of the Warrants will not be adversely affected by the consummation of the Waiver Solicitation.

The Merger would constitute a “Fundamental Transaction” under the Warrants.

PRINCIPAL TERMS OF THE WAIVER SOLICITATION

This section summarizes the terms of the Waiver Solicitation. While the Company believes that this description covers the material terms of the Waiver Solicitation, this summary may not contain all the information that is important to the Holders of the Warrants. You should read carefully the entire Notice and other documents the Company refers to or incorporates by reference into the Notice for a more complete understanding of the Waiver Solicitation.

General

The Waivers will become effective with respect to the Warrants if, and only if, the Merger is consummated in accordance with the terms of the Merger Agreement. See “– Conditions to the Waiver Solicitation” below.

Holders who deliver their properly completed, executed, and dated Waiver to the Warrant Agent prior to the Expiration Time shall be deemed to have validly waived their Fundamental Transaction Payment Option with respect to the Merger upon consummation of the Merger. The Company will be deemed to have accepted the Waivers with respect to the Merger if, as, and when the Waivers are received by the Warrant Agent.

Holders who do not deliver their Waivers prior to the Expiration Time will not waive their Fundamental Transaction Payment Option. If the Waivers are not received prior to the Expiration Time, NAYA will have the right to terminate the Merger Agreement. If the Waiver Solicitation is terminated or withdrawn, the Warrants will remain in effect in their present form.

Record Date

The Company has established the close of business on November 8, 2023 as the Record Date.

Conditions to the Waiver Solicitation

Our obligation to accept valid Waivers in respect of the Warrants is conditioned upon satisfaction, or waiver by the Company, of the following conditions: (1) receipt by the Warrant Agent prior to the Expiration Time of valid and unrevoked Waivers from Holders of the Warrants, and (2) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Waivers or that would question the legality or validity thereof (collectively, the “Conditions”).

If the Conditions specified in the preceding sentence are not satisfied or waived (to the extent permitted by applicable law) prior to the Expiration Time, or such later date as the Company may specify, the Company may, in its sole discretion and without giving any notice, allow the Waiver Solicitation to lapse, or extend the solicitation period and continue soliciting Waivers in the Waiver Solicitation. Notwithstanding the foregoing, no Waiver shall be valid if the Merger Agreement is terminated before the Merger is consummated. Subject to applicable law, the Waiver Solicitation may be abandoned or terminated for any reason at any time, in which case any Waivers received will be voided. The condition specified in clause (2) above is for the benefit of the Company and may be waived or extended in its sole discretion.

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Expiration; Extension; Amendment; Termination

The Waiver Solicitation expires at 5:00 p.m., New York City time, on November 15, 2023. The Company expressly reserves the right to extend the Expiration Time at any time for such period(s) as it may determine, in its sole discretion, from time to time by giving written notice to the Warrant Agent and DTC no later than 9:00 a.m., New York City time, on the next Business Day after the previously announced Expiration Time.

The Company expressly reserves the right, at any time prior to the Expiration Time, to (i) amend any of the terms of the Waiver Solicitation in any manner it deems necessary or advisable in its sole discretion or (ii) terminate the Waiver Solicitation.

The Waiver Solicitation may also be terminated after the Expiration Time and prior to the effectiveness of the Merger Agreement in the Company’s sole discretion, whether or not the Waivers have been received.

If the Waiver Solicitation, or any of the Waiver Documents, are amended prior to the Expiration Time in a manner determined by the Company, in its sole discretion, to constitute a material change to the terms of the Waiver Solicitation, the Company will promptly disseminate additional Waiver Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by the Company to be adequate to permit Holders to consider such amendments.

Any such extension, amendment, or termination of the Waiver Solicitation will be followed as promptly as practicable by a press release or written notice to the Holders.

Effective Date of the Waivers

Provided the Waivers are timely received, the Waivers will become effective if and only if the Merger is consummated and will become operative upon the consummation of the Merger.

PROCEDURES FOR DELIVERING WAIVERS

General

Each Holder who delivers an executed Waiver Form in accordance with the procedures set forth in the Waiver Documents is deemed to have validly waived their Fundamental Transaction Payment Option with respect to the Merger.

To effectively waive the Fundamental Transaction Payment Option with respect to the Merger, a properly completed Waiver Form (including by PDF, Docusign, or other generally accepted electronic signature) duly executed by the Holder must be received by the Warrant Agent at its address set forth on the back cover of this Notice prior to the Expiration Time.

If the Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Warrants wishes to waive the Fundamental Transaction Payment Option with respect to the Merger upon consummation of the Merger, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Waiver to the Warrant Agent on the beneficial owner’s behalf. Any beneficial owner of the Warrants registered in the name of a DTC participant may direct the DTC participant through which such beneficial owner’s Warrants are held to execute a Waiver Form on such beneficial owner’s behalf and deliver the executed Waiver to the Warrant Agent.

The Company anticipates that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants holding the Warrants, which will authorize each such DTC Participant to waive the Fundamental Transaction Payment Option with respect to the Merger upon consummation of the Merger with respect to the Warrants shown as owned by such DTC Participant on the books of DTC on the Record Date. For purposes of the Waiver Solicitation, the term “Holder” shall be deemed to include DTC Participants, and DTC has authorized participants to execute Waiver Forms as if they were Holders of record. The Warrant Agent will accept and record only a properly executed Waiver Forms from those parties listed as a Holder in the omnibus proxy received by the Warrant Agent from DTC. If DTC or its nominee has authorized a proxy to execute a Waiver Form, then the Waiver must be executed by the DTC Participant. A Waiver Form in respect of any Warrants not held by DTC or a DTC Participant must be executed in the name of the Holder.

Waiver Forms by the Holder(s) of the Warrants should be executed in exactly the same manner as the name(s) of such registered Holder(s) appear(s) on the Warrants. If the Warrants to which a Waiver relates are held by two or more joint Holders, all such Holders should sign the Waiver. If a Waiver is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Waiver Form appropriate evidence of authority to execute the Waiver Form. If a Waiver Form is executed by a person other than the registered Holder, then it must be accompanied by a proxy duly executed by such Holder.

If a Waiver Form relates to fewer than all the Warrants held of record as of the Record Date by the Holder providing such Waiver Form, such Holder must indicate on the relevant Waiver Form the aggregate number of Warrants to which the Waiver relates. Otherwise, the Waiver will be deemed to relate to all such Warrants.

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The method of delivery of the Waiver Form and any other required documents to the Warrant Agent is at the election and risk of the Holder and, except as otherwise provided in the Waiver Form, delivery will be deemed made only when the Waiver Form or any other required document is actually received by the Warrant Agent prior to the Expiration Time. If the delivery is by mail, it is suggested that the Holder use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Warrant Agent prior to such date.

In no event should a Holder deliver the Warrants together with the Waiver Form. Giving a Waiver will not affect the Holder’s right to sell or transfer the Warrants.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any delivered Waiver Form pursuant to any of the procedures described above shall be determined by the Company, in its sole discretion (which determination shall be final and binding). The Company reserves the absolute right to reject any or all deliveries of any Waiver Forms determined by it not to be in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any Waiver Form of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company’s interpretation of the terms and conditions of the Waiver Solicitation, including the instructions to the Waiver Form, shall be final and binding. Any defect or irregularity in connection with deliveries of Waiver Forms must be cured within such time as the Company determines, unless waived by the Company. Deliveries of Waiver Forms shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Warrant Agent, or any other person shall be under any duty to give notification to any Holder of any defects or irregularities in deliveries of Waiver Forms or shall incur any liability for failure to give any such notification.

REVOCATION OF WAIVERS

A Waiver may NOT be revoked by a Holder of the Warrants after the Waiver has been received by the Warrant Agent.

If the Waiver Solicitation, or any of the Waiver Documents, are amended prior to the Effective Date in a manner determined by the Company, in its sole discretion, to constitute a material change to the terms of the Waiver Solicitation, the Company shall promptly disseminate additional Waiver Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by the Company to be adequate to permit Holders to consider such amendments and revoke their Waivers.

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WARRANT AGENT

Transfer Online, Inc. has been appointed as Warrant Agent for the Waiver Solicitation to receive, tabulate, and verify Waiver Forms. All Waiver Forms and correspondence sent to the Warrant Agent should be directed to the address set forth on the back cover of this Notice. The Company has agreed to indemnify the Warrant Agent for certain liabilities, including liabilities under the federal securities laws. Transfer Online, Inc. has agreed to facilitate the Waiver Solicitation in its capacity as Warrant Agent; however, it is not passing upon the merits or accuracy of the information contained in the Waiver Solicitation in its capacity as Warrant Agent.

Requests for additional copies of and questions relating to the Waiver Documents, the form of Warrant, the Merger Agreement, and the documents incorporated by reference into this Notice may be directed to the Warrant Agent at the address and telephone number set forth on the back cover of this Notice. Holders of the Warrants may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Waiver Solicitation.

In connection with the Waiver Solicitation, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit Waivers by use of the mails, personally or by telephone, email, messaging applications, or other means.

The Company will pay the Warrant Agent reasonable and customary fees for their services and will reimburse them for their out-of-pocket expenses in connection therewith. The Company will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Notice and related documents to the beneficial owners of the Warrants.

MISCELLANEOUS

The Company is not aware of any jurisdiction where the making of the Waiver Solicitation is not in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Waiver Solicitation would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Waiver Solicitation. If, after such good faith effort, the Company cannot comply with any such applicable laws, the Waiver Solicitation will not be made to (nor will Waivers be accepted from or on behalf of) the Holders of the Warrants residing or having a principal place of business in each such jurisdiction.

From time to time, the Company or its affiliates may engage in additional Waiver Solicitations. Any future Waiver Solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Warrants than the terms of the Waiver Solicitation, as the Company may determine in its sole discretion.

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APPENDIX A

FORM OF WAIVER

THIS WAIVER (the “Waiver”) is entered into effective as of the date set forth on the signature page hereto (the “Effective Date”) in favor of INVO Bioscience, Inc., a Nevada corporation (the “Company”) by the beneficial holder identified on the signature page hereto (the “Holder”). Reference is hereby made to the common stock purchase warrant (the “Warrant”) set forth on the signature page hereto currently beneficially held by the Holder. All capitalized terms used but not defined herein shall have the meanings set forth in the Warrant.

RECITALS

A. On October 22, 2023, the Company, INVO Merger Sub Inc., a wholly owned subsidiary of the Company and a Delaware corporation (“Merger Sub”), and NAYA Biosciences, Inc., a Delaware corporation (“NAYA”), entered into an Agreement and Plan of Merger, as amended on October 25, 2023, and as may be modified, amended, restated, or amended and restated from time to time pursuant to its terms (collectively, the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge (the “Merger”) with and into NAYA, with NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

B. Pursuant to the Warrant, if, at any time while the Warrant is outstanding, there is a Fundamental Transaction, the Company shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction (the “Fundamental Transaction Payment Option”).

C. Pursuant to the Warrant, the consummation of the Merger would constitute a Fundamental Transaction.

D. The obligation of NAYA to effect the Merger is subject to the condition that the Company shall have received this Waiver from the Holder.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth in this Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder agrees as follows:

1. Waiver of Fundamental Transaction Payment Option. If, and only if, the Merger is consummated in accordance with the terms of the Merger Agreement, the Holder hereby irrevocably waives its right to exercise the Holder’s Fundamental Transaction Payment Option with respect to the Merger. This Waiver applies only to the Fundamental Transaction Payment Option that is triggered by the Merger, and this Waiver is only effective if the Merger is consummated.

2. Authorization. The Holder hereby irrevocably authorizes The Depository Trust Company (“DTC”), its nominee, CEDE & Co., and Transfer Online, Inc. (the “Warrant Agent”) to waive the Holder’s Fundamental Transaction Payment Option upon consummation of the Merger as set forth in Section 1 and to take any and all acts reasonably necessary to effectuate this Waiver.

3. Irrevocability. Once delivered to the Company, DTC, its nominee, or the Warrant Agent, this Waiver is irrevocable and cannot be revoked without the prior written consent of the Company.

4. Miscellaneous.

(a) Entire Agreement. This Waiver constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b) Amendments and Waivers; Severability. This Waiver may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Holder. No action taken pursuant to this Waiver shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Waiver shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c) Governing Law. This Waiver shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

(d) Counterparts. This Waiver may be executed in any number of counterparts, all of which will be one and the same agreement. This Waiver will become effective when the Company, DTC, its nominee, or the Warrant Agent has received counterparts signed by the Holder. A signed copy of this Waiver delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Waiver. This Waiver shall be considered signed when the signature of a party is delivered by .PDF, DocuSign or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.

[Holder Signature Page Follows]

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HOLDER SIGNATURE PAGE

Accepted and Agreed to:

HOLDER:
NAME:

By:
Name:
Title:

Date:

Warrant Shares: ___________________________

Warrant Number(s) of Warrant held by Holder:

Warrant No. __________; Warrant No. _________

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NOTICE OF WAIVER SOLICITATION

INVO BIOSCIENCE, INC.

Questions and requests for assistance or additional copies of the Waiver Documents, the form of Warrant, the Merger Agreement, and the documents incorporated by reference into this Notice may be directed to the Warrant Agent at the following address:

Transfer Online, Inc.

512 SE Salmon ST
Portland, OR 97214
Attention: Corporate Actions

Phone: (503) 227-2950

Fax: (503) 227-6874

Email: info@transferonline.com

Holders should retain their Warrants and not deliver any such Warrants to the Warrant Agent. Duly executed Waivers should be sent to the Warrant Agent at the address provided above in accordance with the instructions set forth in the Waiver Documents.

Questions and requests for assistance may be directed to the Warrant Agent at the address and telephone number set forth above. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Waiver Solicitation.

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